Exhibit 10.01

Fifth Amendment
to the
Xcel Energy Senior Executive Severance and Change-In-Control Policy

THIS FIFTH AMENDMENT is made this 3rd day of May, 2016, by Xcel Energy Inc. (the “Principal Sponsor”).

WITNESSETH:

WHEREAS, the Principal Sponsor maintains the Xcel Energy Senior Executive Severance and Change-In-Control Policy (the “Policy”), and

WHEREAS, the Board of Directors of the Principal Sponsor (the “Board”) has reserved the right to make amendments to the Policy, and

WHEREAS, the Governance, Compensation and Nominating Committee of the Board of Directors of the Principal Sponsor (the “Committee”) has reserved the right to appoint or remove Participants under the Policy, and

WHEREAS, the Committee wishes to amend the Policy in certain respects to be effective May 3, 2016, to add a Participant and to remove Participants who have retired or otherwise terminated employment with the Company.

NOW, THEREFORE, the Policy is hereby amended as follows:

1.	The following new Schedule I shall replace the current Schedule I as it appears therein:

Schedule I - Participants

Name	Tier	Severance Multiple	Change-in-Control Multiple
Fowke III, Benjamin G.S.	1	1	3
Frenzel, Robert	1	1	3
Larson, Kent T.	1	1	3
Madden, Teresa S.	1	1	3
McDaniel Jr., Marvin E.	1	1	3
O’Connor, Timothy J.	1	1	3
Wilensky, Scott M.	1	1	3
Tyson II, George E.	2	1	2

2.	Savings Clause. Except as hereinabove set forth, the Xcel Energy Senior Executive Severance and Change-In-Control Policy shall continue in full force and effect.

IN WITNESS WHEREOF, Xcel Energy Inc. has caused this instrument to be enacted by its duly authorized officer as of the date set forth to be effective May 3, 2016.

XCEL ENERGY INC.

By:	/s/ BEN FOWKE
Ben Fowke
Chairman, President and Chief Executive Officer